UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 2, 2019

CADENCE DESIGN SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5 San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 943-1234

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CDNS	Nasdaq Global Select Market

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, at the Annual Meeting of Stockholders of Cadence Design Systems, Inc. (“Cadence” or the “Registrant”) held on May 2, 2019, Cadence stockholders approved an amendment to Cadence’s Omnibus Equity Incentive Plan (the “Omnibus Plan”). The board of directors of Cadence had previously approved the amendment to the Omnibus Plan on February 6, 2019, subject to stockholder approval. The amendment increased the number of shares of common stock authorized for issuance under the Omnibus Plan by 4,000,000 shares, extended the expiration date of the Omnibus Plan to May 2, 2029 and removed certain references related to the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended.

A more detailed description of the Omnibus Plan and related matters was set forth in Cadence’s Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 22, 2019 (the “Proxy Statement”), under the heading “Proposal 2: Approval of the Amendment of the Omnibus Equity Incentive Plan” and is incorporated herein by reference. The foregoing summary and the summary set forth in the Proxy Statement do not purport to be a complete description of the Omnibus Plan. They are qualified in their entirety by reference to the text of the Omnibus Plan, which is set forth in Appendix A to the Proxy Statement.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Cadence held on May 2, 2019, Cadence stockholders voted on the following proposals, which are described in detail in the Proxy Statement:

1.

A proposal to elect the nine (9) directors named in the Proxy Statement to serve until the 2020 Annual Meeting of Stockholders and until their successors are elected and qualified, or until the director’s earlier death, resignation or removal. Each of the nine (9) director nominees named in the Proxy Statement was elected as set forth below:

Nominee	For	Against	Abstain	Broker Non-Votes
Mark W. Adams	226,404,550	664,747	169,776	19,605,388
Susan L. Bostrom	225,912,619	1,173,982	152,472	19,605,388
Dr. James D. Plummer	222,756,621	3,742,314	740,138	19,605,388
Dr. Alberto Sangiovanni-Vincentelli	219,858,181	7,222,606	158,286	19,605,388
Dr. John B. Shoven	216,901,531	10,178,646	158,896	19,605,388
Roger S. Siboni	214,974,283	12,094,399	170,391	19,605,388
Young K. Sohn	222,685,531	4,373,564	179,978	19,605,388
Lip-Bu Tan	219,573,624	7,513,521	151,928	19,605,388
Mary Agnes Wilderotter	225,975,429	1,110,192	153,452	19,605,388

2.	A proposal to approve the amendment of the Omnibus Plan. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
214,298,931	12,731,606	208,536	19,605,388

3.

A proposal to approve the amendment of the Restated Certificate of Incorporation to eliminate supermajority vote requirements for specified corporate actions. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
226,849,442	260,305	129,326	19,605,388

4.	An advisory resolution to approve named executive officer compensation. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
210,056,583	16,928,044	254,446	19,605,388

5.

A proposal to ratify the selection of KPMG LLP as the independent registered public accounting firm of Cadence for its fiscal year ending December 28, 2019. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
244,142,164	2,485,406	216,891	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2019

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ James J. Cowie
James J. Cowie
Senior Vice President, General Counsel and Secretary

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